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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-109482) pertaining to the 1999 Omnibus Stock Plan and the 2000 Employee Stock Purchase Plan of Texas Capital Bancshares, Inc. of our report dated January 21, 2004, with respect to the consolidated financial statements of Texas Capital Bancshares, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003, and to the reference to our firm in Footnote 1 of the Selected Consolidated Financial Data table included in its Form 10-K.



                                                 /s/ Ernst & Young LLP


Dallas, Texas
March 15, 2004